Exhibit 10.1

EXECUTION COPY

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

THIS SEPARATION AND RELEASE OF CLAIMS AGREEMENT (this “Agreement”) is made and entered into as of this 28th day of September, 2012, by and between ROBERT G. PEDERSEN II (“Consultant”) and ZAGG INC, a Nevada corporation with its principal place of business in Salt Lake County, Utah (the “Company”).

RECITALS

WHEREAS, Consultant was previously employed by the Company as its Chief Executive Officer, having resigned on August 17, 2012 (the “Resignation Date”) as its Chief Executive Officer and as the Chairman of its Board of Directors;

WHEREAS, the Company wishes to hire Consultant to serve as an executive consultant under the terms of an Executive Consulting Agreement (the “Consulting Agreement”), to which this Agreement is attached as Exhibit A;

WHEREAS, the Company and Consultant desire to resolve any and all differences regarding Consultant’s employment, the termination of Consultant’s employment, and all other matters.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

AGREEMENT

1.            TERMINATION OF EMPLOYMENT RELATIONSHIP. Consultant hereby acknowledges and affirms his resignation, effective as of the Resignation Date, as a member and Chairman of the Board of Directors and as Chief Executive Officer of the Company, from any and all other roles or positions within the Company, and as an officer, director, or employee of, or from any and all other roles or positions within, any subsidiary or affiliate of the Company, excluding HzO, Inc, where he shall continue to serve at the pleasure of the Company.

2.            PAYMENT OF COMPENSATION THROUGH THE RESIGNATION DATE. Consultant acknowledges and agrees that he has received all (i) salary, commissions, bonuses and other compensation owed to him through the Resignation Date, and (ii) all reimbursable business expenses.

3.            PAYMENT FOR ACCRUED VACATION LEAVE. Consultant acknowledges and agrees that he was not entitled to payment for unused accrued vacation leave, sick leave or PTO leave as of the Resignation Date.

4.            CONSULTING AGREEMENT. In consideration of Consultant signing this Agreement, and the covenants and releases given herein, the Company will contract with Consultant to provide consulting services pursuant to the terms of the Consulting Agreement. Consultant acknowledges that he would not be given a contract to work as a consultant for the Company absent his unrevoked consent to this Agreement. If Consultant revokes this Agreement following its execution, within the time permitted under this Agreement, Consultant acknowledges and agrees that the Company shall not be bound by any of its obligations under the Consulting Agreement.

5.             CONTINUING COVENANTS. Consultant hereby agrees to continue to abide by Consultant’s duties and obligations contained in sections 2 – 4 and 7 - 10 the Employment Agreement agreed to while Consultant was the Chief Executive Officer and the Chairman of its Board of Directors of the Company, an unsigned copy of which is attached hereto as Exhibit B  (the “Employee Agreement”), including but not limited to the covenants and obligations related to confidentiality and nondisclosure, assignment of Employee Inventions (as such term is defined in the Employee Agreement) and works for hire, and noncompetition. Consultant also agrees to return to the Company on or before September 30, 2012, any and all Company property and/or Confidential Information (as such term is defined in the Employee Agreement) that still is in Consultant’s possession, custody or control, excluding the [2010] Harley Davidson motorcycle, Serial No. [___________], and the laptop computers and iPads that the Company previously agreed the Consultant could retain.

6.             OTHER OBLIGATIONS AND RIGHTS; CERTAIN REPRESENTATAIONS.

6.01 The Company will pay for Consultant’s normal and customary cell phone charges for a period of two (2) years after the Resignation Date. Consultant will have the use of his robert@zagg.com email address for a period of two (2) years after the Resignation Date.

6.02 Consultant’s 53,333 unvested restricted stock award dated March 2, 2011 shall vest 26,666 shares on March 2, 2013, and 26,667 shares on August 17, 2013, each subject to Consultant’s continued service under the Consulting Agreement. Consultant’s 31,666 unvested options dated February 5, 2010 shall vest on February 5, 2013 subject to Consultant’s continued service under the Consulting Agreement. Consultant’s 73,958 unvested restricted stock award dated January 30¸ 2012 shall continue to vest pursuant to the terms thereof and subject to Consultant’s continued service under the Consulting Agreement.

6.03 Consultant and his affiliates have closed or terminated all margin loan accounts and or any other agreement, arrangement or transaction which would violate the Company’s Short-Term or Speculative Transactions Policy, such as publicly traded options, short sales, puts, calls, and/or hedging transactions.

7.             CONSULTANT’S RELEASE OF CLAIMS.

7.01   Release of Claims by Consultant.  Consultant individually and on behalf of his heirs, assigns, executors, and successors, and each of them, hereby unconditionally, irrevocably and absolutely releases and discharges the Company, its affiliates and subsidiaries, and their respective shareholders, directors, officers, employees, agents, attorneys, successors and assigns, and any related corporations and/or other entities from any and all duties and obligations directly or indirectly relating to his employment by the Company prior to the Resignation Date. Further, Consultant, individually and on behalf of his heirs, assigns, executors, and successors, and each of them, hereby unconditionally, irrevocably and absolutely releases and discharges the Company, and its respective shareholders, directors, officers, employees, agents, attorneys, successors and assigns, and any related corporations and/or other entities from any and all loss, liability, claims, demands, causes of action or suits of any type, whether known or unknown, liquidated or contingent, that are directly or indirectly related to, based upon, or arise out of, in whole or in part, his employment by or with the Company prior to the Resignation Date, and/or his separation from the Company.

7.02   Specific Claims Released. The claims released herein include, without limitation, (a) any claims based either in whole or in part upon any facts, circumstances, acts, or omissions in any way arising out of, based upon, or related to Employee’s employment with the Company or his separation from the Company ; (b) any claims arising under any federal or state statute or regulation, local ordinance, or the common law, regarding employment or prohibiting employment discrimination, harassment, or retaliation, including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the National Labor Relations Act, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Health Insurance Portability and Accountability Act of 1996, the Utah Antidiscrimination Act, and the Utah Payment of Wages Act; (c) any claim for wrongful discharge, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, breach of contract, personal injury, harm, or other damages (whether intentional or unintentional), negligence, negligent employment, defamation, misrepresentation, fraud, intentional or negligent infliction of emotional distress, interference with contract or other economic opportunity, assault, battery, or invasion of privacy; (d) claims growing out of any legal restrictions on the Company’s right to terminate its employment relationship with its employees; (e) claims for wages, other compensation, or benefits; (f) any claim for general, special, or other compensatory damages, consequential damages, punitive damages, back or front pay, fringe benefits, attorneys’ fees, costs, or other damages or expenses; (g) any claim for injunctive relief or other equitable relief; (h) any claim arising under any federal or state statute or local ordinance regulating the health and/or safety of the workplace; or (i) any other tort, contract, or statutory claim.

7.03   Acknowledgment of Release and Covenant Not to Pursue Claims. Consultant further represents that he has not and will not institute, prosecute or maintain on his own behalf, before any administrative agency, court or tribunal, any demand or claim of any type related to the matters released herein. Consultant hereby acknowledges that Consultant is aware that he or his attorney may hereafter discover claims or facts in addition to or different from those which Consultant now knows or believes to exist with respect to the subject matter of this release, and it is Consultant’s intention hereby to fully, finally, and forever settle and release all possible claims Consultant may have against the Company that may exist as of the date hereof. Further, it is expressly understood that, notwithstanding the discovery or existence of any such additional or different claims or facts, the release given herein shall be and remain in effect as a full and complete release with respect to the claims released hereunder. Furthermore, Consultant certifies that he has read all of this Agreement, including the release provisions contained herein, and that he fully understand all of the same.

7.04  Claims Not Released by Consultant. Notwithstanding anything in Sections 5.01,  5.02 and 5.03 of this Agreement, this release also does not apply to any claim arising after the Effective Date of this Agreement. This release does not in any way affect Consultant’s rights in any retirement plan(s), which rights are governed by the terms of the plan(s) and by applicable law. This release further does not apply to claims for unemployment compensation or for workers’ compensation benefits. This release also does not impair Consultant’s right to continuation of health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

8.             THE COMPANY’S RELEASE OF CLAIMS.

8.01 Released of Claims by Consultant. Except as provided in Sections 3 and 6.03 of this Agreement, the Company, on behalf of itself, its related or affiliated corporations and other entities, and its successors and assigns, hereby unconditionally, irrevocably and absolutely releases Consultant and his heirs, assigns, executors, and successors from any and all claims relating to, based upon, or arising out of, Consultant’s duties and obligations relating to his employment by or with the Company prior to the Resignation Date, and/or his separation from the Company, provided however, that the Company does not release Consultant from his covenants, obligations and duties arising from sections 2 – 4 and 7 - 10 of the Employee Agreement.

8.02 Specific Claims Released. Except as provided in Section 6.03, the Company, on behalf of itself and its related or affiliated corporations and other entities, successors and assigns, and any related corporations and/or entities hereby further unconditionally, irrevocably and absolutely releases Consultant and his heirs, assigns, executors, and successors from any and all other loss, liability, claims, demands, causes of action or suits of any type, whether known or unknown, liquidated or contingent, that are directly or indirectly related to, based upon, or arise out of, in whole or in part, Consultant’s employment by or with the Company, and/or his separation from the Company. The Released Claims include, without limitation, any claims, losses, demands, actions, causes of action, obligations, debts, and/or liabilities resulting from, based upon, or arising out of Consultant’s employment with the Company, his separation from the Company, or any transaction, event, action, dispute and/or activity related thereto, as well as any claim for general, special, or other compensatory damages, consequential damages, punitive damages, attorneys’ fees, costs, or other damages or expenses, or any claim for injunctive relief or other equitable relief, or any other tort, contract or statutory claim.

8.03 Claims Not Released by the Company. The Company does not release or otherwise excuse Consultant from his covenants, duties and obligations under sections 2 – 4 and 7 - 10 of the Employee Agreement, and Consultant shall continue to be bound thereby. The Company reserves its right to file a claim, cause of action or suit, or otherwise seek relief, for any and all losses, liabilities, debts, or other damages arising from Consultant’s violation of that section of the Employment Agreement.

9.             RIGHT TO CONSULT WITH COUNSEL. Consultant fully understands that he has the right to seek the advice of an attorney concerning this Agreement and the covenants and releases made herein. The Company hereby advises Consultant to seek the advice of legal counsel of his choice prior to signing this Agreement.

10.             TIME TO SIGN AGREEMENT. In accordance with the Older Worker’s Benefits Protection Act, Consultant may take up to twenty-one (21) days from the date of receipt of this Agreement in which to review and consider it, consult with counsel of his choosing about it, and sign the Agreement and deliver it to the Company. Consultant may sign the Agreement and deliver it to the Company before the end of the twenty-one (21) day period. If Consultant has not signed and returned the Agreement to the Company by the end of the twenty-one (21) day period, the offer shall be withdrawn automatically.

11.             TIME TO REVOKE AGREEMENT. After signing this Agreement, Consultant shall have seven (7) days within which to revoke this Agreement in its entirety. If Consultant revokes this Agreement, Consultant will not be entitled to enter into the Consulting Agreement described above, and this Agreement will be void and without effect whatsoever. Consultant may revoke his acceptance of this Agreement by delivering, or causing to be delivered, to Randy Hale, the Company’s Chief Executive Officer, at 3855 South 500 West, Suite J, Salt Lake City, Utah 84115, no later than the seventh day following the signing of this Agreement by Consultant, a written notice revoking the acceptance of the Agreement. After the seven-day rescission period has elapsed, Consultant shall not have the right to revoke or rescind this Agreement or the release contained herein.

12.             EFFECTIVE DATE. Consultant further acknowledges that this Agreement shall not become effective and enforceable until it has been signed by both the Company and Consultant and until eight (8) days following the execution of this Agreement by Consultant, provided the Agreement has not been rescinded by Consultant within the rescission period referenced in the preceding paragraph (“Effective Date”).

13.             INDEMNITY.

13.01 Third Party Actions. If Consultant is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an officer or director of the Company, or by reason of anything done or not done by him in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his conduct was unlawful; and

13.02 Derivative Actions. If Consultant is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an officer or director of the Company, or by reason of anything done or not done by him in any such capacity, against any amounts paid in settlement of any such Proceeding and all Expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which he shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct in the performance of his duty to the Company; and

13.03 Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify Consultant for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) to the extent such have been paid directly to Consultant by D&O Insurance.

13.04 Advancement. Subject to Section 13.05 below, the Company shall advance all Expenses incurred by Consultant in connection with the investigation, defense, settlement or appeal of any Proceeding to which Consultant is a party or is threatened to be made a party by reason of the fact that Consultant is or was an officer or director of the Company. Consultant hereby undertakes to promptly repay such amounts advanced if it shall ultimately be determined that Consultant is not entitled to be indemnified by the Company under the provisions of this Agreement, the Articles of Incorporation or Bylaws of the Company, the Private Corporations Law of Nevada or otherwise. The advances to be made hereunder shall be paid by the Company to Consultant within thirty (30) days following delivery of a written request therefor by Consultant to the Company.

13.05 Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Consultant with respect to (i) Proceedings or claims initiated or brought voluntarily by Consultant, (ii) any amounts paid in settlement of a Proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld, or (iii) a decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

13.06 Definitions. The following terms shall have the meanings given below:

13.06.1. Expenses. For purposes of this Agreement, “Expenses” includes all direct costs (including, without limitation, reasonable attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by Consultant in connection with the investigation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

13.06.2. Proceeding. For the purposes of this Agreement, “Proceeding” means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

13.06.3. D&O Insurance. For purposes of this Agreement, “D&O  Insurance” means one or more policies of directors’ and officers’ liability insurance, if any, on such terms and conditions as may be approved by the Board of Directors of the Company.

14. GENERAL PROVISIONS.

14.01 Severability. If any provision of this Agreement shall be held by a court to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law.

14.02 Governing Law. This Agreement shall be governed by the laws of the State of Utah without regard to conflict of law principles.

14.03 Dispute Resolution. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Salt Lake County in the State of Utah, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which such party may raise now, or hereafter have, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each party agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such a court shall be conclusive and binding upon such party, and may be enforced in any court of the jurisdiction in which such party is or may be subject by a suit upon such judgment.

14.04 WAIVER OF RIGHT TO JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

14.05 Fees and Costs. The prevailing party in any court action or other adjudicative proceeding arising out of or relating to this Agreement shall be reimbursed by the party who does not prevail for their reasonable attorneys’ fees, accountants’ fees, and experts’ fees and for the costs of such proceeding. The provisions set forth in this Section shall survive the merger of these provisions into any judgment.

14.06 Amendments; Waivers. This Agreement may not be modified, amended, or changed except by an instrument in writing, signed by Consultant and by a duly authorized representative of the Company other than Consultant. No waiver or consent shall be binding except in a writing signed by the party making the waiver or giving the consent. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent except to the extent specifically set forth in writing.

14.07 Assignment. Consultant agrees that Consultant shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, and permitted assigns, and shall not benefit any person or entity other than those specifically enumerated in this Agreement.

14.08 Parties in Interest. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and permitted assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

14.09 Construction. The terms of this Agreement have been negotiated by the parties hereto, and no provision of this Agreement shall be construed against either party as the drafter thereof.

14.10 Interpretation. This Agreement shall be construed as a whole, according to its fair meaning. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; and (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words shall refer to this entire Agreement.

14.11 Notice. All notices or other communications given or made hereunder shall be in writing and shall be deemed duly given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier service, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party’s address set forth on the signature page below, or at such other address as such party may designate by ten (10) days advance written notice to the other parties in accordance with this Section 9.11.

14.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

14.13 Authority. Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

14.14 Entire Agreement. This Agreement contains the entire agreement between Consultant and the Company and there have been no promises, inducements or agreements not expressed in this Agreement.

14.15 No Admission of Liability. Nothing in this Agreement shall be construed as an admission of liability or wrongdoing by any party to this Agreement.

14.16 CONSULTANT ACKNOWLEDGEMENT. CONSULTANT HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT AND HAS OBTAINED AND CONSIDERED THE ADVICE OF SUCH LEGAL COUNSEL TO THE EXTENT CONSULTANT DEEMS NECESSARY OR APPROPRIATE, THAT CONSULTANT HAS READ AND UNDERSTANDS THE AGREEMENT, THAT CONSULTANT IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT CONSULTANT HAS ENTERED INTO IT FREELY BASED ON CONSULTANT’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Separation and Release Agreement as of the day and year first above written.

“COMPANY”

ZAGG Inc,
a Nevada corporation

By:	/s/ Brandon T. O’Brien
Name: Brandon T. O’Brien
Title: Chief Financial Officer

Address:	3855 South 500 West, Suite J
Salt Lake City, Utah 84115

Attn: Chief Financial Officer
Phone: (801) 263-0699
Fax: (801) 263-1841

"CONSULTANT"

By:	/s/ Robert G. Pedersen II
Robert G. Pedersen II

Address:	5775 Holladay Blvd.
Holladay, Utah 84121
Phone: (801) 897-9195
Fax: (801) __________
Email: Robert@zagg.com

SIGNATURE PAGE

TO THE

SEPARATION AND RELEASE AGREEMENT

ZAGG Incorporated

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), dated effective as of the date executed by both parties, is between ZAGG Incorporated, a Nevada corporation with its principal place of business at 3855 South 500 West Suite J, Salt Lake City, UT  84115, and _______________________ (the “Employee” or “I”), an individual to be employed by Company.  This Agreement governs only those aspects of the employment relationship between Company and the Employee that are specifically addressed herein.

In consideration of the benefits of employment by Company, including salary, wages and/or other benefits, and in consideration of services to be provided by me to Company, the parties agree as follows:

1.           Scope of Duties and Acknowledgement.

a.           While I am employed by Company, unless otherwise agreed in writing, I will devote my full business time, attention, skill and effort to the performance of the duties that Company may assign to me.  I will comply with all policies and procedures established by Company.

b.           I acknowledge (i) that Company is engaged in a continuous program of marketing valuable products and services; (ii) that my employment by Company will create a relationship of confidence and trust with Company with respect to such business; (iii) that unauthorized use or disclosure of Confidential Information (as defined below) would injure Company; and (iv) that the covenants and agreements contained in this Agreement are material to and a requirement of my employment with Company.

c.           I authorize Company to notify others, including but not limited to customers of Company or my future employers, of the terms of this Agreement and my responsibilities hereunder.

2.           Confidential Information.

a.           Definition.  “Confidential Information” means all present and future confidential and/or proprietary information belonging to Company, whether developed by me or by other Company employees or agents, including but not limited to technology, inventions, products, formulations, processes, trade secrets, ideas, business and marketing plans and information, financial and operational matters, pricing information, customer names and information, and any other information marked as confidential or which reasonably should be understood to be confidential or proprietary, whether or not so marked.  However, Confidential Information does not include information that I can show has become available for unrestricted public use, without breach of this or any other agreement.

b.           Obligations of Confidentiality.  In the course of employment by Company, I may receive Confidential Information, which shall remain the sole property of Company.  I agree that, except as appropriate in connection with Company’s business, I will not at any time, during or after my employment, (i) disclose Confidential Information to any person; or (ii) use any Confidential Information for the direct or indirect benefit of any person or entity other than Company, except as Company may otherwise consent or direct in writing.  I will use reasonable and diligent efforts to maintain the proprietary nature, security and confidentiality of all Confidential Information.  I will also keep confidential any information provided by any client or other third party to Company under obligation of confidentiality.  I will promptly notify Company if I become aware of any misuse or wrongful disclosure of Confidential Information by any person.  All obligations of confidentiality shall continue for as long as is permitted under Utah law.

3.           Employee Inventions.

a.           Definitions.  I acknowledge that as a result of my employment with Company, I may have access to and be involved in the development of certain “Employee Inventions”, which term means all software, programs, inventions, technology, products, formulations, ideas, processes, trade secrets, text, materials, and Confidential Information, whether or not published, patented, copyrighted, registered or suitable therefor, and all intellectual property rights therein, that are made, developed, written, conceived or first reduced to practice by me in part or in whole, whether alone or with others, during the term of my employment with Company, to the extent they relate to Company’s past, present, future or anticipated business, research, development or trade, or are developed using Company’s time, equipment or materials.

b.           Obligations.  I acknowledge and agree that all Employee Inventions are the sole and exclusive property of Company, and hereby assign to the Company any copyrights, patent rights, trade secrets and other rights that I may have therein.  I agree to promptly disclose the existence, use and manner of operation of any Employee Inventions to Company.  I agree to take all actions reasonably requested by Company, both during and after the term of my employment by Company, to assign to Company and to establish (including, without limitation, assisting in obtaining or registering copyrights, patents, trademarks or similar property rights and executing assignments to Company), perfect, exercise or protect Company’s rights in any Employee Inventions or title thereto.   If Company is unable, because of my mental or physical incapacity, geographic distance or for any other reason, to obtain my approval or signature on any document necessary or useful to claim, secure, extend, protect or enforce any right in intellectual property to which Company has a reasonable claim, then I hereby appoint Company and its duly authorized officers as my agent and attorney-in-fact to act for me and in my place and stead for the purpose of accomplishing such act with the same legal force and effect as if executed by me.

4.           No Competitive Use of Materials.  I will not sell or use any materials or ideas from Employee Inventions or Confidential Information in any manner that would compete with or pose a threat of competition to Company.  I will not sell or use technology, software, names, titles, packaging, art work, or other key components of any Employee Inventions, whether or not a threat of competition is posed, without the express, written consent of Company.

5.           No Unrelated Business with Customers.  During the term of my employment with Company, unless Company agrees in writing, I will not contact or initiate discussions, directly or indirectly, with any customer or prospective customer of Company to attempt to sell such customer any product or service other than Company’s products or services.

6.           Return of Information.  Upon Company’s request or upon termination of my employment with Company, I will immediately return and deliver all Employee Inventions and Confidential Information to Company, whether in written, electronic, or any other form, including all copies of such information in my possession or control.

7.           Covenant Not to Compete.  I covenant that during the term of my employment with Company and for a period of two (2) years thereafter, I will not compete in any manner, directly or indirectly, with any business of Company, or assist any business in a field that competes with Company’s products or services, including participating as a principal, agent, owner, consultant or employee in any business competing with Company.  The geographic scope of these restrictions will include all geographic areas in the United States and elsewhere where Company does business, attempts to do business, or intends to do business as of the date of termination of my employment with Company.

8.           Non-Solicitation Covenant.  I covenant that during the term of my employment with Company and for two (2) years thereafter, I will not:

a. Do anything, directly or indirectly, which would solicit away from Company or otherwise tend to divert from Company any business with a customer or prospective customer of Company, including without limitation providing customer names, contacts or business information to a competitor of Company;

b. Associate with or contact, directly or indirectly, any customer or prospective customer of Company with the purpose or intent of competing with Company; or

c. Solicit, recruit or cause any Company employee or consultant to cease providing services for Company.

The term “prospective customer of Company” means any company or person to whom Company has sold products or services in the past or with whom Company has had contact during the term of my employment for the purpose of marketing or offering its products or services.

9.           Scope of Restrictions.  I acknowledge and agree that the restrictions of Sections 7 and 8 are reasonable under the circumstances and represent the least restriction on my future employment and ability to earn a living that are consistent with the protection of Company’s good will and Confidential Information, that these restrictions do not prevent me from earning a livelihood without violating the terms of this Agreement, and that Company has a legitimate business purpose in requiring me to abide by these covenants.  If any restriction or term herein is found to be unreasonable or invalid by a court of competent jurisdiction, then such court shall reduce or modify such term to the minimum extent necessary to make it reasonable, valid and enforceable.  If such term cannot be so reduced or modified, it shall be severed and all other terms and restrictions of this Agreement shall remain in full force and effect and shall be interpreted in such a way as to give maximum validity and enforceability to this Agreement.  If I violate these restrictive covenants, then their time limitations shall be extended for a period of time equal to the time during which such breach occurs.  Sections 7 and 8 are intended to be construed as a series of separate covenants, one for each city, county, state, or geographic area in which Company does or intends or attempts to do business.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms.

10.           No Conflicts.  I hereby covenant, represent and warrant that (i) I am not now subject to, and will not enter into, any employment, consulting or other agreement or arrangement that may conflict with the performance by me of any of my obligations to Company (under this Agreement or otherwise); and (ii) I have not and will not use or disclose proprietary or confidential information of any other former employer or any other person or entity to which I have any duty of confidentiality.

11.           At Will Employment.

a.           Unless otherwise set forth in a written agreement between myself and Company or otherwise required by applicable law, I agree that I am an employee at will, and nothing in this Agreement shall be construed to provide otherwise.  “At will employment” means that either Company or I may terminate my employment at any time for any reason, with or without notice, and with or without cause, and without any procedure or formality.    Nothing in this Agreement or any employment dispute policy alters my at-will employment status.

b.           COMPANY RETAINS THE SOLE RIGHT AT ANY TIME, WITH OUR WITHOUT CAUSE OR PRIOR NOTICE, TO CHANGE OR ELIMINATE ANY POLICIES, PRACTICES AND TERMS AND CONDITIONS OF MY EMPLOYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO TRANSFER, DISCIPLINE, DEMOTE, PROMOTE OR REASSIGN ME, TO INCREASE OR DECREASE MY COMPENSATION AND TO CHANGE OR ELIMINATE ANY JOB I MAY HAVE, ANY DUTIES OR RESPONSIBILITIES, REPORTING RELATIONSHIPS AND ALL BENEFIT PLANS AND PROGRAMS.

12.           Termination of Employment.  If my employment is terminated, I will, upon request, participate in an exit interview to finalize any issues and assure a proper transition.  On or before termination, I will return to Company all of its property, including equipment, documents, files, programs, tools, data, information and media pertaining to past, present, future or anticipated business, research, Employee Inventions and other Confidential Information.  I will not take with me or use any originals, copies or reproductions of any documents, data or information pertaining to any Confidential Information.  The terms of this Agreement will survive termination of my employment.

13.           Breach and Remedies.  If I breach any term of this Agreement, Company may immediately terminate my employment and seek any available remedies at law or in equity for such breach.  I agree that if I breach any covenants in this Agreement, including the covenants not to compete or solicit and the covenant of confidentiality, money damages shall be inadequate and Company shall be entitled to seek and obtain injunctive relief, in addition to any other remedies it might have, including damages, to prevent further breach of this Agreement.  I specifically release Company from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.

14.           General Provisions.

a.           I acknowledge and agree that this is a final and complete agreement, and supersedes any other employment agreement I may have entered into with Company in the past.  No amendment or waiver of any term of this Agreement, or of the terms of my employment, shall be binding on Company unless in a written agreement signed by an authorized officer of Company.

b.           I acknowledge that I have received a copy of Company’s Employment Dispute Resolution Policy (the “arbitration policy”), that I have reviewed the policy, and that I agree to comply with that policy as a condition of employment with Company.  I expressly agree that any and all disputes in which Company seeks to enforce its rights relating to its Confidential Information and unfair competition and solicitation practices, are exempt from the arbitration policy and that the arbitration policy does not apply to such disputes.  Except for those exclusions, I agree that the arbitration policy shall govern the resolution of any and all claims, disputes, and other controversies arising out of, or relating in any way, to the employment relationship between Company and its employees.  I understand and agree that the claims subject to the arbitration policy include claims for wrongful termination and claims alleging unlawful employment discrimination in violation of Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Utah Anti-Discrimination Act, the Worker Adjustment and Retraining Notification Act, and any other federal, state, or local law, and all other claims involving alleged discriminatory events, acts, patterns, or practices based on sex, race, age, disability, religion, national origin, marital status, sexual orientation, pregnancy, or any other status or characteristic protected by law.  I UNDERSTAND AND AGREE THAT BY SIGNING THIS AGREEMENT, I AM WAIVING ALL RIGHTS TO A JURY TRIAL FOR RESOLUTION OF THESE TYPES OF CLAIMS, DISPUTES AND CONTROVERSIES.

c.           I understand that Company’s policy is that, in general, it will inform prospective employers of former Company employees only: (1) whether that employee worked for Company, and (2) the dates of employment. However, I also understand that there may be some exceptions to that general rule and that, in some circumstances, additional information may be provided.  In this regard, I hereby waive, release, and hold harmless Company, its agents, employees, successors, and all other persons and entities from any and all claims, demands, damages, actions, causes of action, or suits of whatever kind or nature, under any federal, state, or local law, related in any way to Company providing information to any employer with which I may seek employment in the future.

d.           The failure of Company to take any action under this Agreement or the waiver of a breach of this Agreement will not affect Company’s right to require performance hereunder or constitute a waiver of any subsequent breach.  This Agreement will be governed by Utah law (without regard to conflicts of laws provisions) and applicable U.S. federal laws.  Utah state and federal courts shall have exclusive jurisdiction in any legal action arising out of this Agreement, and I consent to the personal jurisdiction and venue of such courts.  The prevailing party in any action arising out of this Agreement will be entitled to an award of its costs and reasonable attorneys’ fees, in addition to any other available remedy.  This Agreement shall be binding upon my heirs, legal representatives and successors.

I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THIS AGREEMENT AND THAT, BEFORE SIGNING THIS AGREEMENT, I WAS GIVEN AN OPPORTUNITY TO DISCUSS IT WITH MY PERSONAL ADVISORS AND WITH REPRESENTATIVES OF COMPANY.

Employee:	ZAGG Incorporated

Signature:	By:

Print Name:	Title:

Date:	Date: